UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

FPB BANCORP, INC.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(4)	Date Filed: March 16, 2006

March 10, 2006

To Our Shareholders:

The 2006 Annual Meeting of the Shareholders of FPB Bancorp, Inc., will be held at the Holiday Inn, located at 10120 South Federal Highway, Port St. Lucie, Florida 34952 on Wednesday, April 26, 2006, at 5:30 p.m. local time. The Annual Meeting will be preceded by a reception beginning at 4:30 p.m., which we hope you will be able to attend.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Directors and officers of FPB Bancorp, Inc., and our wholly-owned subsidiary, First Peoples Bank, as well as a representative of the accounting firm, Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to answer any questions you might have about the Company. At the Annual Meeting, we also intend to discuss some of the highlights from 2005.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and signing the enclosed proxy card. Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all the employees of FPB Bancorp, Inc. and First Peoples Bank, we look forward to seeing you at the Annual Meeting.

Sincerely,

Gary A. Berger	David W. Skiles
Chairman of the Board	President and Chief Executive Officer

NOTICE OF 2006 ANNUAL MEETING OF THE SHAREHOLDERS

TO BE HELD ON APRIL 26, 2006

The 2006 Annual Meeting of the Shareholders of FPB Bancorp, Inc. (“Annual Meeting”) will be held at the Holiday Inn, located at 10120 South Federal Highway, Port St. Lucie, Florida 34952 on Wednesday, April 26, 2006, at 5:30 p.m. local time to consider the following items:

1.	The election of three Class I members of the Board of Directors;

2.	The ratification of the appointment of Hacker, Johnson & Smith, P.A. as the independent auditors for FPB Bancorp, Inc., and its subsidiary, First Peoples Bank, for the fiscal year ending December 31, 2006;

3.	Adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve any of the foregoing items; and

4.	To transact any other business that properly comes before the Annual Meeting, or any adjournment thereof.

All holders of record of shares of FPB Bancorp, Inc., at the close of business on February 28, 2006, are entitled to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

David W. Skiles President and Chief Executive Officer

Port St. Lucie, Florida

March 10, 2006

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of FPB Bancorp, Inc. (“FPB”) of proxies to be voted at the 2006 Annual Meeting of Shareholders, or at any adjournment thereof (“Annual Meeting”). This Proxy Statement is first being mailed to shareholders on or about March 10, 2006.

GENERAL INFORMATION

Where and when is the 2006 Annual Meeting?

•	Wednesday, April 26, 2006

•	5:30 p.m. local time, with a social hour beginning at 4:30 p.m.

•	Holiday Inn, 10120 South Federal Highway, Port St. Lucie, Florida 34952

Who is entitled to vote at our 2006 Annual Meeting and what constitutes a quorum?

Only holders of record of our common stock at the close of business on February 28, 2006, the shareholder record date, will be entitled to vote at the Annual Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitute a quorum.

What are the voting rights of our shareholders?

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares owned by him or her for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect on these types of matters under the Act.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather are not counted at all for these matters. There are no non-routine matters to be voted upon at this Annual Meeting.

The close of business on February 28, 2006, has been fixed by the Board of Directors as the “record date” for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. On the record date, there were 1,810,588 shares of FPB common stock outstanding which were held by approximately 1,100 shareholders. We are not aware of any shareholder who owns five percent or more of our outstanding common stock.

A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the Annual Meeting.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, dating, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

If you own shares through a brokerage firm in street name, you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your broker on how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, dating, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

We encourage you to vote your shares in advance of the Annual Meeting by one of the methods we have described, even if you plan to attend the Annual Meeting, so that we will be able to determine if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Can I change my vote after I mail my proxy card?

You may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. If your shares are held through a brokerage firm, you may change or revoke previously given voting instructions by contacting your brokerage firm, or by obtaining a legal proxy from the brokerage firm, and voting in person at the Annual Meeting.

MARKET INFORMATION

Our common stock is quoted on the NASDAQ SmallCap Market under the symbol “FPBI.” The market price for our stock is included in our Annual Report under the heading “Market Price for Registrant’s Common Equity and Related Stockholder Matters.”

BOARD OF DIRECTORS MEETINGS

During 2005, the Board of Directors of FPB held 13 meetings. All the directors attended at least 75% of the total meetings of the Board of Directors and any committees on which they served. In 2005, FPB did not pay its directors fees for Board or Committee meetings. In 2005, Bank directors were paid $150 per committee meeting and $400 per Board meeting. The Bank paid its Committee Chairmen $200 for Committee meetings and its Board Chairman $600 for Board meetings in 2005.

COMMITTEES OF THE BOARD OF DIRECTORS

FPB’s Board of Directors is divided into the Audit/Compliance Committee, the Personnel/Compensation/Nominating Committee, and the Long-Range Planning and Building Committee. The Board of Directors believes that all current members of the Audit/Compliance and Personnel/Compensation/Nominating Committee are “Independent Directors” based on the National Association of Securities Dealers’ definition, in that they have no relationships that would impair their abilities to objectively and impartially execute their duties. FPB President and Chief Executive Officer David W. Skiles, however, served as an alternate on the Personnel/Compensation/Nominating Committee in 2005.

The composition of and number of meetings held by each Committee in 2005 is reflected in the following table:

(Table to follow on next page)

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Board Member	Audit/ Compliance	Personnel/ Compensation/ Nominating	Long-Range Planning and Building
John R. Baker, Sr.		X
Gary A. Berger	Chair
Donald J. Cuozzo	X		Chair
Ann L. Decker		Chair
Paul J. Miret		X	X
Robert L. Schweiger			X
Robert L. Seeley	X	X
David W. Skiles		Alternate	X
Paul A. Zinter	X
Meetings in 2005	Six	One	Two

FPB Committees

Audit/Compliance Committee - Pursuant to its Charter, the Audit/Compliance Committee reviews FPB’s and the Bank’s auditing, accounting, financial reporting, and internal control functions. This Committee recommends the independent auditor and reviews its services. Each member of the Committee is considered independent under the NASDAQ rules. The Committee met six times in 2005. All Committee members have attended at least 75% of the Committee meetings. A copy of the Audit/Compliance Committee Charter is attached to this Proxy Statement as Exhibit A.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee reviews FPB’s and the Bank’s auditing, accounting, financial reporting and internal control functions. This Committee recommends the independent auditor and reviews the independent auditor’s services.

The audit functions of the Audit/Compliance Committee are focused on three areas:

•	The adequacy of FPB’s and the Bank’s internal controls and financial reporting process and the reliability of FPB’s and the Bank’s financial statements.

•	The performance of FPB’s and the Bank’s internal auditors and the independence and performance of FPB’s and the Bank’s independent auditors.

•	Ensuring FPB’s and the Bank’s compliance with legal and regulatory requirements.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

The Audit/Compliance Committee also recommends to the Board the appointment of the independent auditors and reviews their performance, fees, and independence from management.

Members of the Audit/Compliance Committee met with management periodically to consider the adequacy of FPB’s and the Bank’s internal controls and the objectivity of their financial reporting. These matters were discussed with FPB’s and the Bank’s independent auditors and with appropriate company financial personnel. The independent auditors have unrestricted access to the Committee.

The Board of Directors has determined that none of the members of the Audit/ Compliance Committee has a relationship to FPB and the Bank that may interfere with the members’ independence from FPB and the Bank and its management.

Gary A. Berger, a Certified Public Accountant, with extensive auditing experience, has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Securities and Exchange Commission Rules. Accordingly, the Board has designated Mr. Berger to hold that position.

Management has primary responsibility for FPB’s and the Bank’s financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of FPB and the Bank in conformity with accounting principles generally accepted in the United States of America. The independent auditors discuss any issues they believe should be brought to the Audit/Compliance Committee’s attention. The Audit/Compliance Committee monitors these processes, relying without independent verification, on the information provided and on the representations made by management and the independent auditors.

This year, the Audit/Compliance Committee reviewed FPB’s unaudited Form 10-QSBs for quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, and audited financial statements as of, and for, the fiscal year ended December 31, 2005. The Audit/Compliance Committee met with both management and FPB’s and the Bank’s independent auditors to discuss those filings and financial statements. Management has represented to the Audit/Compliance Committee that the quarter ended filings and financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit/Compliance Committee has received from and discussed with Hacker, Johnson & Smith, P.A. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit/Compliance Committees). These items relate to that firm’s independence from FPB and the Bank. The Audit/Compliance Committee also discussed with Hacker, Johnson & Smith, P.A. any matters required to be discussed by the Statement on Auditing Standards No. 61. (Communication with Audit/ Compliance Committee).

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Based on these reviews and discussions, the members of the 2005 Audit/Compliance Committee recommended to the Board that FPB’s and the Bank’s audited financial statements be included in FPB’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

Chairman Gary A. Berger
Donald J. Cuozzo
Robert L. Seeley
Paul A. Zinter

Personnel/Compensation/Nominating Committee - is responsible for evaluating the personnel needs of FPB, independent of the Bank. This Committee also makes recommendations with respect to compensating those officers who perform services for FPB. FPB currently does not compensate, other than stock option grants and compensation received from the Bank, any of its officers and has no other employees. The Committee also considers and evaluates Board members and nominees, including shareholder nominees. Although the Committee has no charter, it also recommends the assignments of Committee membership and develops training and educational programs for directors. FPB does not have any formal procedures or policies for considering shareholder nominations, but will consider shareholder nominations on a case-by-case basis. This Committee met once in 2005. All of the members attended the meeting.

Long-Range Planning and Building Committee - meets to evaluate and assess the long- range needs and goals of FPB and the Bank, including expansionary activities. The Committee met twice in 2005. All committee members attended at least 75% of all Committee meetings, except Mr. Schweiger and Mr. Miret, who attended 50%.

Communications with the Board of Directors

FPB has no formal procedures for shareholders to communicate with the Board of Directors. Should a shareholder wish to submit a written communication to the Board, the shareholder can mail or deliver such communication either to Chief Executive Officer and President, David W. Skiles or to Chairman of the Board, Gary A. Berger c/o FPB Bancorp, Inc., 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952. Should a shareholder wish to address the Board in person, he or she can submit a request to either Mr. Skiles or Mr. Berger. Depending on the matter which the shareholder wishes to present to the Board and the Board’s schedule, the Board will consider such a request in determining whether to invite the shareholder to a Board meeting.

■ PROPOSAL I. ELECTION OF DIRECTORS ■

Our Board of Directors is presently comprised of nine members. Our Articles of Incorporation provide that directors shall be divided into three classes, with each group serving for staggered three-year terms. This year, three Class I directors are to be elected. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

The three nominees standing for re-election, John R. Baker, Sr., Donald J. Cuozzo, and Paul A. Zinter, have all indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

be voted for the election of such other person as the Board of Directors may choose to nominate. The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee.

Information relating to the business experience and age of each director nominee and continuing director is set forth below. Also included is information related to FPB’s non-director executive officers and the Bank’s other executive officers.

DIRECTOR NOMINEES

CLASS I DIRECTORS

TERMS TO EXPIRE IN 2009

John R. Baker, Sr., age 56, is the Bank’s and FPB’s Vice Chairman of the Board. He graduated from the University of Georgia with a Bachelor of Business Administration degree in Real Estate. He moved to Stuart, Florida in 1981 and assumed the position of Vice President, General Manager of Bessemer Properties, Incorporated. Prior to moving to Stuart, Mr. Baker served as Director of Residential Sales for Bessemer in Atlanta, Georgia, where he began his real estate career in 1975. Mr. Baker is a former director of Barnett Bank of Martin County and is past President of Treasure Coast Builders Association and Florida Home Builders Association. He also served as Chairman of Housing and Finance Authority in Martin County and the Martin County Affordable Housing Task Force. Mr. Baker lives in Vero Beach and is in his 17th year as a youth soccer coach. He is employed with the Laurel Corporation in Vero Beach and is involved in all aspects of real estate.

Donald J. Cuozzo, age 52, is a director of FPB and the Bank. He received a Bachelor of Science degree in Environmental Technology from the Florida Institute of Technology in 1979. He began his work career in the public sector with the Martin County Growth Management Department before leaving to work with regional and national developers. In that role, he was instrumental in obtaining approval of the Martin Downs DRI amendment and in coordinating the acquisition and development of a number of large residential communities in Palm Beach and Martin Counties. Mr. Cuozzo also served as a principal with a large Palm Beach County based engineering firm where he gained extensive experience in the area of project management and coordination. In 1993, he co-founded Houston Cuozzo Group to provide planning, design and government-oriented strategic planning service for private and public sector clients in South Florida. Mr. Cuozzo has more than 30 years of experience planning and implementing numerous land developments throughout the region and has worked in nearly all facets of community and project development. Mr. Cuozzo is a founding member of the Martin County Business Development Board, a graduate of the first class of Martin County Leadership 91/92, a recipient of the 1991 Industry Appreciation Award for Outstanding Contribution to the Community, and a 2006 recipient of the Industry Appreciation Award for Martin County. He is a past Second Vice President of the Treasure Coast Builders Association. Mr. Cuozzo was appointed to the Treasure Coast Regional Planning Council by Governor Jeb Bush and served for four years in that position.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Paul A. Zinter, age 51, is a director of FPB and the Bank. He has been a resident of Port St. Lucie for 37 years, and was a member of the second graduating class from Fort Pierce Central High School. Mr. Zinter received a Bachelor of Arts degree in business administration from Eastern New Mexico University in 1975, where he majored in real estate and marketing and was managing partner of a family-owned real estate company. Mr. Zinter was past president and honorary member of the Rotary Club of Port St. Lucie and has been a local realtor/managing partner and business owner for the past 29 years.

CONTINUING DIRECTORS

CLASS II

TERMS EXPIRING IN 2007

Ann L. Decker, age 53, is a director and Secretary of FPB and the Bank. Ms. Decker presently serves as District Manager for U.S. Congressman Mark Foley. Ms. Decker was formerly a co-owner of Intracoastal Printing, Inc., which was sold in 1990. Born in Chicago, Illinois, Ms. Decker has a Bachelor of Science degree in Professional Business Management from Barry University in Miami, Florida. Ms. Decker currently serves on the FAU (Florida Atlantic University) Advisory Board.

Paul J. Miret, age 58, is a director of FPB and the Bank. Mr. Miret is presently a realtor with RE/MAX 100 Riverside. Prior to that, he was the owner and operator of Sunshine Carpet Cleaning from 1978 to 1998 and of Ameri-Kleen Services from 1992 to 1998. He also owns and manages several residential rental units. From 1995 to 1997, Mr. Miret served on the Community Board of Riverside National Bank. Mr. Miret is also a past President of the Port St. Lucie Little League and the Port St. Lucie Exchange Club and a past director of the Port St. Lucie Chamber of Commerce.

Robert L. Seeley, age 81, is a director of FPB and the Bank. Mr. Seeley has been in private law practice in Florida for more than 40 years. Mr. Seeley was co-founder of the Stuart law firm of Fox, Wackeen, Dungey, Beard, Sobel and McCluskey, LLP, for which he currently serves “Of Counsel.” From 1973 to 1996, Mr. Seeley served as a director of Barnett Bank of the Treasure Coast. He also served as the founding director and Chairman of the Saint Lucie Medical Center and a former director of the St. Lucie and Martin County Economic Development Councils. Mr. Seeley completed his undergraduate studies at the University of Illinois and received his Juris Doctorate degree from the University of Florida.

CLASS III DIRECTORS

TERMS EXPIRING IN 2008

Gary A. Berger, age 56, is a director and Chairman of the Board for both FPB and the Bank. Mr. Berger is President of the accounting firm of Berger, Toombs, Elam, Gaines, and Frank, CPA. He is a graduate of Michigan State University and has been a certified public accountant since 1975. Mr. Berger is a member of the Rotary Club of Ft. Pierce, the Florida Institute of Certified Public Accountants and the American Institute of Certified Public

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Accountants. He is a past Treasurer of the United Way, past President of the St. Lucie County Economic Development Council and past President of the Rotary Club of Ft. Pierce, Florida.

Robert L. Schweiger, age 58, is a director of FPB and the Bank. He has been a resident of the Treasure Coast since 1974 and currently resides in Palm City. From 1994 to 1997, Mr. Schweiger served as an Advisory Board member - first with Port St. Lucie National Bank and then with First National Bank. He serves as a board member and officer of the Exchange CASTLE and previously served as founder/President of the Treasure Coast Children’s Home Society and Treasurer of the St. Lucie Boys & Girls Clubs. He studied for his BA degree at Colorado State University and American University of Beirut and for his MBA degree at Florida Atlantic University. Currently, Mr. Schweiger is a private financial investor and thoroughbred race horse owner and breeder.

David W. Skiles, age 58, is Chief Executive Officer, President, and a director of FPB and the Bank. Prior to joining the Bank, he was Vice President and Regional Manager with 1st United/Wachovia Bank in Stuart and was Vice President and Senior Lender of Port St. Lucie National Bank. Mr. Skiles has a Bachelor of Science degree from Barry University, and an Associate Degree from Sinclair Community College in Dayton, Ohio. He currently serves on the (FAU) Florida Atlantic University Advisory Board, is Vice President of the (SLC) St. Lucie County (EDC) Economic Development Council and is Chairman of (BAP) Business Alliance for Prosperity in SLC. He is Past-President of the SLC Chamber of Commerce and is a member of the Stuart/Martin County Chamber of Commerce. Mr. Skiles has served on the (FBA) Florida Bankers Association Government Relations Committee for three years and is active with the SLC Chamber’s Local Affairs Committee & Treasure Coast Legislative Delegation. He previously served as Chairman of the SLC Chamber’s Port St. Lucie Area Council and is still a member of that committee and the Chamber’s Executive Committee. He is also a Vice President and board member of the SLC Education Foundation. He was Past-President and District Governor of Sertoma Club of Martin County and has also served on numerous campaigns for the United Way of St. Lucie and Martin Counties, most notably as a previous campaign chairman in Martin County and as Chairman of the Professional Division in St. Lucie County for the 2000 Campaign. Mr. Skiles served on the SLC Airport Steering Committee and is currently a member of the Budget and Finance Boards for St. Martin de Porres Catholic Church in Jensen Beach, Florida.

Non-Director Executive Officers

Nancy E. Aumack, age 57, is FPB’s and the Bank’s Senior Vice President and Chief Financial Officer. Prior to joining the Bank in 2001, she was Senior Vice President and Chief Financial Officer of Independent Community Bank, Tequesta, Florida. In the period from 1997 to 1999, she served as Chief Financial Officer and Administrative Support Director for the engineering firm LBFH, Palm City, Florida. From 1995 to 1997, she served as Vice President and Chief Financial Officer for Treasure Coast Bank, Stuart, Florida, and from 1983 to 1995, she served as Vice President and Financial Accounting Officer for American Bank of Martin County in Stuart, Florida. Ms. Aumack received her A.S. degree in Banking and Financial Services from Indian River Community College in 1989. She is presently a member of the Port St. Lucie Women on Wall Street, a member of the Port St. Lucie Business Women, and a director and

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Vice Chairman of the ARC of Martin County, Florida, as well as a community board member for the Treasure Coast Division of the American Heart Association.

Philip Lee Brown, age 46, is FPB’s and the Bank’s Senior Vice President and Fort Pierce Area Executive. Prior to joining the Bank in 2003, he was Vice President and Commercial Lender for Riverside National Bank from 1988 to 2003. He is a 2005 graduate of the Graduate School of Banking at Louisiana State University and is a graduate of the National Commercial Lending School in Norman, Oklahoma. He received his A.A. degree from Indian River Community College in 1979 and B.S. degree in Business Management from the University of Florida in 1981. He is a Certified General Contractor, licensed with the State of Florida, member of the Treasure Coast Builders, board member for the St. Lucie County Fair and an active member of the Fort Pierce Rotary Club.

Thomas W. Eby, age 56, is FPB’s and the Bank’s Senior Vice President of Residential Lending. Prior to joining the Bank in 2005, he was the Wholesale Lending Manager for Indian River National Bank, Vero Beach, Florida. From 2002 to 2004 he was the Residential Lending Manager for Public Bank, Vero Beach, Florida. He also served as Vice President and Regional Sales Manager for Community Savings, West Palm Beach, Florida from 1999 to 2002. Mr. Eby has 32 years of Residential Lending experience. He received his undergraduate degree in Finance from the University of Miami, Miami, Florida. He also graduated from the Graduate School for Executive Development from the University of Georgia. He is an active member with our local Realtor Boards and the Treasure Coast Builders Association since 1982.

Melissa M. Favorite, age 36, is FPB’s and the Bank’s Senior Vice President of Deposit Operations. She also serves as the Bank Secrecy Act Officer. Prior to joining the Bank in 1999, Ms. Favorite was Assistant Vice President and Branch Manager for First National Bank & Trust Company of the Treasure Coast from 1997 to 1999. Prior to that she also served as Assistant Vice President – Lender for Port St. Lucie National Bank from 1988 to 1997. Ms. Favorite holds diplomas from the American Institute of Banking in General Banking, Consumer Lending and Commercial Lending. Ms. Favorite is a graduate of the Florida Bankers Association’s Florida School of Banking. She is an active member of the March of Dimes Walk America walk committee in which she has chaired for four years. She presently serves on the Board of the Treasure Coast Division of the March of Dimes.

Stephen J. Krumfolz, age 54, is FPB’s and the Bank’s Senior Vice President and Port St. Lucie Area Executive. Prior to joining the Bank in 1999, he was Vice President and SBA Lending Manager for Riverside National Bank from January 1998 through June 1999. He served as Vice President and Commercial Lending Officer for Port St. Lucie National Bank from 1994 through 1997, and completed all phases of Barnett Bank’s Management Training Program during his employment from 1989 through 1994. Mr. Krumfolz received an Associate Degree in Banking through the American Institute of Banking and Indian River Community College in 1991, as well as a Core Credit School Certificate from Barnett Bank in 1992. He is an active member of the Port St. Lucie Breakfast Rotary Club and Treasure Coast Business on The Green.

Marge Riley, age 57, is FPB’s and the Bank’s Executive Vice President and Chief Operating Officer. She also serves as the Bank’s Security Officer, Compliance Officer and

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Information Systems Technology Officer. Prior to joining the Bank in 1998, Ms. Riley was the Assistant Vice President and Branch Manager for First National Bank & Trust Company of the Treasure Coast from 1997 to 1998. She also served as Assistant Vice President – Loan Administrator for Port St. Lucie National Bank from 1990 to 1997. Ms. Riley has A.S. Degrees in Accounting and Banking and Financial Services from Fox Valley Technical College in Appleton, Wisconsin. She is presently President of the Port St. Lucie Business Women, a member of the Port St. Lucie Women on Wall Street, a Board Member and Allocations Chair for United Way of St. Lucie County, and a graduate of the St. Lucie County Chamber of Commerce Leadership Program’s Class of 2004, and serves as a Board member of its Leadership Alumni Council. Ms. Riley and Randy J. Riley are spouses.

Randy J. Riley, age 55, is FPB’s and the Bank’s Senior Vice President and Area Executive for Indian River County. Prior to joining FPB he was Senior Vice President and Area Executive for Indian River National Bank from 2004 to 2005, Area President for Public Bank from 2001 to 2004, and President and CEO of Citrus Financial Services, Inc. and Citrus Bank, NA from 1909 to 2001. Mr. Riley has been in the banking business since 1970 and has worked for banks in Illinois, Wisconsin and Florida. Riley attended Elmhurst College, Elmhurst, IL, the Graduate School of Banking at the University of Wisconsin, and the School of Bank Marketing at the University of Colorado. Mr. Riley has also served as an instructor for the American Institute of Banking. He is currently a member of the Indian River County Chamber of Commerce Board of Directors, Treasurer of Vero Beach Treasure Coast Kiwanis and Treasurer of Elk’s Lodge 1774 in Vero Beach. He has been an active participant in both Indian River Economic Development Division and the Treasure Coast Legislative Delegation. He previously served as Chairman of the Junior Achievement Board of Directors, United Way Finance Division, SunUp Board, Mental Health Organization Board and Academy of Entrepreneurship Board. Mr. Riley and Marge Riley are spouses.

William V. West, age 39, is FPB’s the Bank’s Senior Vice President and Martin County Area Executive. Prior to joining the Bank in 2004, he was Vice President of Commercial Lending for Southern Community Bank of Southwest Florida, Naples, Florida. From 1999 to 2001, he served as Assistant Vice President and Commercial Lender for SouthTrust Bank in Naples, Florida. In 2001, he completed his Master of Business Administration in Finance, Summa Cum Laude, with International College. He also completed a Bachelor of Arts in Organizational Management with Warner Southern College in 1996, an Associate in Arts with an emphasis in Financial Institution Management with Brevard Community College in 1993, a Supervisory Skills Certificate from the American Institute of Banking in 2000 and will graduate from the Graduate School of Banking at Colorado in 2006. Mr. West is President of the Jensen Beach Chamber of Commerce, President of the Christian Business Fellowship, Treasurer of Entrepreneurship Foundation and Treasurer of the Treasure Coast Angel Investment Forum. In 2005, the Florida Economic Development Council awarded Bill the McLaughlin Award for his contributions to economic development in Florida.

The Board of Directors Recommends that the Shareholders

Vote “For” the Election of the Three Class I Director Nominees.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

BENEFICIAL STOCK OWNERSHIP OF

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the current beneficial ownership of FPB common stock of each director and non-director executive officer as of the record date. No person known to us owns more than 5% of FPB’s common shares. The number and percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire through the exercise of stock options.

Name	Number of Shares Owned (4)		Right to Acquire(5)		% of Beneficial Ownership (15)
Nancy E. Aumack(1)	13,924	(6)	6,500		1.12
John R. Baker(2)	10,775		9,214		1.10
Gary A. Berger(2)	21,700	(7)	13,433		1.93
P. Lee Brown(1)	22,004		4,550		1.46
Donald J. Cuozzo(2)	30,000	(8)	22,021		2.84
Ann L. Decker(2)	11,000		6,129		0.94
Thomas W. Eby(1)	450		1,500		0.11
Melissa M. Favorite(1)	6,234		4,050		0.57
Stephen J. Krumfolz(1)	6,202		6,050		0.67
Paul J. Miret(2)	25,700	(9)	19,797		2.49
Marge Riley(1)	18,168	(10)	10,652	(10)	1.58
Randy J. Riley(1)	18,168	(10)	10,652	(10)	1.58
Robert L. Schweiger(2)	45,720		5,064		2.79
Robert L. Seeley(2)	6,500	(11)	4,792		0.62
David W. Skiles(3)	31,673	(12)	24,007		3.04
William V. West(1)	18,625	(13)	4,550		1.28
Paul A. Zinter(2)	21,200	(14)	14,632		1.96

All directors and executive officers as a group (17 individuals)	289,875		156,941		22.71

(1)	Executive Officer only.

(2)	Director only.

(3)	Director and Executive Officer.

(4)	Includes shares for which the named person:

•	has sole voting power and investment power;

•	has shared voting and investment power with a spouse; or

•	holds in an IRA or other retirement plan; but does not include shares that may be acquired by exercising stock options.

(5)	Includes shares that may be acquired by exercising stock options that are vested or will vest within 60 days.

(6)	Includes 2,290 shares owned by Ms. Aumack’s spouse in trust.

(7)	Includes 5,200 shares owned by a related business interest of Mr. Berger’s.

(8)	Includes 5,460 shares owned by Mr. Cuozzo’s spouse’s IRA.

(9)	Includes 5,500 shares owned by Mr. Miret’s spouse’s IRA.

(10)	Includes 13,092 shares and 8,152 options owned by Ms. Riley, 2,500 options owned by Mr. Riley, 1,076 shares held in Ms. Riley’s savings and profit sharing account and 4,000 shares owned by Mr. Riley’s IRA.

(11)	Includes 1,500 shares owned by Mr. Seeley’s spouse in trust.

(12)	Includes 114 shares owned by Mr. Skiles’ spouse.

(13)	Includes 631 shares owned by Mr. West’s spouse’s IRA.

(14)	Includes 3,200 shares owned by Mr. Zinter’s spouse’s Keough Plan.

(footnotes continue on next page)

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

(15)	Under the rules of the Securities and Exchange Commission, the determinations of “beneficial ownership” of our common stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

EXECUTIVE COMPENSATION

Our executive compensation program is designed to:

•	Attract and retain qualified management;

•	Meet short-term financial goals; and

•	Enhance long-term shareholder value.

FPB currently does not compensate its executive officers, other than granting stock options and the compensation that is paid by the Bank. We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer in that position. The Board of Directors, upon recommendation by the Bank’s Personnel/Compensation/ Nominating Committee, determined the level of base salary and any incentive bonus for the Chief Executive Officer and other officers of FPB and the Bank based upon competitive norms, derived from annual surveys published by several independent banking institutes or private companies specializing in analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic location of the financial institution and serve as a benchmark for determining executive salaries. Actual salary changes and discretionary bonus awards are based upon the Board of Directors’ and the Bank’s Personnel/Compensation/Nominating Committee’s evaluation of FPB’s and the Bank’s performance, the officer’s responsibilities, and individual performance standards.

Personnel/Compensation/Nominating Committee Interlocks

In 2005, David W. Skiles, FPB’s and the Bank’s Chief Executive Officer and President, also served an alternate member of the Personnel/Compensation/Nominating Committee. Mr. Skiles participated in the Board’s deliberations regarding executive compensation, but did not participate in any deliberations regarding his own compensation.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Summary Compensation Table

The following table sets forth compensation information regarding FPB’s and the Bank’s Chief Executive Officer and President and two other officers who received compensation in 2005 at a level which is required to be disclosed herein.

		Summary Compensation Table Annual Compensation							Long Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation			Stock Options	All Other Compensation
David W. Skiles Director, President & Chief Executive Officer	2005 2004 2003	$ $ $	132,000 125,000 105,000	$ $ $	10,875 10,875 2,400	$ $ $	5,400 5,460 5,455	(1) (1) (1)	17,218 — 1,843	$ $ $	1,809 1,809 165	(2) (2) (2)
Stephen J. Krumfolz Senior Vice President & Port St. Lucie Area Executive	2005		$89,500		$7,500		$40,799	(3)	3,050		$1,809	(2)
Marge Riley Executive Vice President & Chief Operating Officer	2005		$98,500		$9,116		$0		4,800		$1,809	(2)

(1)	Automobile allowance.

(2)	Value of stock award.

(3)	Automobile allowance and commissions.

Stock Option Grants in 2005

The following table discloses information regarding stock options granted to the officers listed in the above Summary Compensation Table.

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise Price Per Share	Expiration Date
David W. Skiles	17,218	35.0%	$17.00	11/29/2015
Stephen J. Krumfolz	3,050	6.2%	$17.00	11/29/2015
Marge Riley	4,800	9.8%	$17.00	11/29/2015

AGGREGATED FISCAL YEAR-END OPTION VALUES

The following table discloses the aggregate value of the unexercised options held by the officers listed in the above Summary Compensation Table:

Name	Number of Shares Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the Money Options at December 31, 2005
	Exercisable	Unexercisable	Exercisable	Unexercisable
David W. Skiles	24,007	7,054	$108,905	$3,527
Stephen J. Krumfolz	6,050	—	$24,025	—
Marge Riley	8,152	—	$27,540	—

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Employment Contracts

FPB currently does not have any employment contracts. The Bank, however, has entered into an employment agreement (“Agreement”) with David W. Skiles, effective May 1, 2005, with an initial term of three years. Under the terms of the Agreement, Mr. Skiles serves as the President and Chief Executive Officer of the Bank. The term of the Agreement is automatically renewed for one additional year on each anniversary of the effective date, until the earlier of April 30, 2008, or upon notice by one of the parties. The Bank’s Board or its Personnel/ Nominating Committee must annually review the Agreement and Mr. Skiles performance at the Bank to determine if such renewals should be continued. Mr. Skiles’ initial annual base salary is $132,500, which shall be reviewed on an annual basis. Mr. Skiles is also entitled to an automobile allowance of $450 per month and is eligible to participate in the Bank’s Stock Option Plan dated January 14, 1999, in both the capacity of an employee and a director. The Agreement also provides that the Bank will pay for Mr. Skiles’ membership in a country club or other social club which may further his presence and recognition in the community.

Mr. Skiles may terminate the Agreement for any reason upon 90 days’ written notification to the Bank. In the event the Agreement is terminated by Mr. Skiles without “good reason” or by the Bank for “cause” (as those terms are defined in the Agreement), Mr. Skiles shall be entitled to no further compensation and shall be subject to a non-competition agreement. The non-competition agreement will prohibit Mr. Skiles from becoming employed at any financial institution in St. Lucie County, or in such other counties as the Bank may have a branch office, for one year (six months in the event of a change in control) following the termination of the Agreement, for any reason. If the Agreement is terminated by the Bank for any reason other than “cause” or by Mr. Skiles for “good reason” he will be entitled to a severance payment equal to his annual base salary, which shall be payable in substantially equal semi-monthly installments. In addition, should the Bank undergo a “change in control” (as defined in the Agreement), Mr. Skiles will be entitled to receive a severance payment upon his termination equal to 2.9 times his current base salary, which shall be paid in two equal annual installments.

In addition, the Bank entered into Change in Control Agreements (“CIC Agreements”) in August 2005 with three of its executive officers, Nancy E. Aumack, Senior Vice President and Chief Financial Officer, Stephen J. Krumfolz, Senior Vice President and Port St. Lucie Area Executive, and Marge Riley, Executive Vice President and Chief Operating Officer. The CIC Agreements were made in recognition of these individuals’ continued service with FPB and the Bank, but do not constitute employment contracts that would give these individuals any right to continued employment with the Bank.

Both Mr. Krumfolz’s and Ms. Aumack’s CIC Agreements provide that if they are terminated without “just cause,” as defined in the CIC Agreements, as a result of a Change in Control of either FPB or the Bank, also as defined in the CIC Agreements, each will receive a severance payment in the amount of two times their “highest annual base salary,” which is defined to be their highest base salary plus their average annual bonus during the three years immediately preceding their termination. Ms. Riley’s CIC Agreement provides that she will receive two and a half times her highest annual base salary. The payments are to be made to the employees in one lump sum within ten days of the termination of employment. In addition, the

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

employees are entitled to continued insurance benefits until the earlier of obtaining new employment with similar benefits or six months after termination.

All of the CIC Agreements provide for a term of two years, unless otherwise extended by the parties, commencing on August 1, 2005 and ending on July 31, 2007. In consideration of the Bank’s execution of these CIC Agreements, the employees have agreed that during the term of the CIC Agreements and for a period of six months following their termination for any reason other than a Change in Control, they will not become employed with another financial institution located in either St. Lucie County or Martin County, or otherwise compete with FPB or the Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FPB does not have any related transactions with its directors or executive officers and it does not make loans to its directors or executive officers. Certain directors, executive officers, and their immediate family members are, however, customers of the Bank. It is anticipated that such individuals will continue to be customers in the future. Loans made to directors, executive officers, and their immediate families require approval of a majority of the disinterested directors approving the loan. All transactions between FPB, the Bank, and their directors, executive officers, the immediate family members of directors and executive officers, and any principal shareholders, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and in the opinion of management, did not involve more than the normal risk of collectability or present any other unfavorable features.

As of December 31, 2005, loans to directors, executive officers, and their immediate family members represented approximately $3.33 million, or approximately 3.41% of the total loan portfolio, all of which are current and performing according to their terms.

PROPOSAL II.

RATIFICATION OF THE APPOINTMENT OF THE

■ INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING ■

DECEMBER 31, 2006

Following consultation with the Audit/Compliance Committee, the Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. (“Hacker, Johnson”), as the independent auditors for FPB and the Bank for the fiscal year ending December 31, 2006. A representative from the firm is expected to be present at the Annual Meeting to make a statement and to respond to any shareholder questions.

Audit Fees: The aggregate fees billed for professional services by Hacker, Johnson, in connection with the audit of the annual financial statements and the reviews of the financial statements included in FPB’s quarterly filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2004 and December 31, 2005, were $25,300 and $39,000, respectively.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

Audit-Related Fees: In 2004 and 2005, Hacker, Johnson also billed FPB $25,300 and $39,000, respectively, for fees reasonably related to the performance of its audit and reviews of financial statements, which included courier costs and postage for confirmations.

Tax Fees: In 2004 and 2005, Hacker, Johnson also billed FPB $4,000 and $4,475, respectively, for tax compliance and advice, including the preparation of FPB’s corporate tax returns.

All Other Fees: Beyond those fees described above, Hacker, Johnson did not bill FPB for any other services in 2004 or 2005.

In all instances, Hacker, Johnson’s performance of those services was pre-approved by FPB’s Audit/Compliance Committee, pursuant to its internal policies, except for the category of All Other Fees, which was less than 5% of the total fees.

In order to be adopted, this item must be approved by the holders of a majority of the outstanding shares of FPB’s common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of Hacker, Johnson, the Board of Directors will consider the selection of other auditors.

The Board of Directors Recommends that the Shareholders

Vote “For” the Ratification of the Independent Auditor for the

Fiscal Year Ending December 31, 2006.

PROPOSAL III.

■ ADJOURNMENT OF THE ANNUAL MEETING ■

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve Proposals I or II at the Annual Meeting. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that the Shareholders

Vote “For” the Approval of the Adjournment of the Annual Meeting.

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers, and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on the review of copies of the filings we have received, or representations from such reporting persons, it is our belief that during 2005, the following directors and executive officers inadvertently made late Form 4 filings under Section 16(a): Melissa M. Favorite, Nancy E. Aumack, Marge Riley, David W. Skiles, William V. West, Randy J. Riley, Stephen Krumfolz, Gary A. Berger, Donald J. Cuozzo, Ann L. Decker, Paul J. Miret, Robert L. Schweiger, Robert L. Seeley, and Paul A. Zinter, who each filed one report late, and P. Lee Brown and John R. Baker, who each filed two reports late. Virtually all of these were inadvertently filed late due to a bulk grant of stock options by the Board of Directors in November 2005.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for the 2007 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at our corporate headquarters at 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, on or before November 10, 2006. To be included in our proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by FPB. Proxies may be solicited by directors, officers, or our regular employees, in person or by telephone, e-mail, or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

LEGAL PROCEEDINGS

Neither FPB nor the Bank is, or has been during the last year, involved in any litigation or legal proceeding other than in the normal course of business.

AVAILABILITY OF OTHER INFORMATION

Accompanying this Proxy Statement is our 2005 Annual Report, which includes FPB’s Management Discussion and Analysis and audited financial statements. The Annual Report also serves as the Bank’s Annual Disclosure Statement. Additional copies of our Annual Report or our Form 10-KSB are available to shareholders at no charge. Any shareholder who would like a

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

copy of either document may contact David W. Skiles, President and Chief Executive Officer, FPB Bancorp, Inc., 1301 Southeast Port St. Lucie Boulevard, Port St. Lucie, Florida 34952, telephone number (772) 398-1388.

FPB currently files periodic reports (including Form 10-KSBs, Form 10-QSBs, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by FPB is also available for review on this website. The address of the website is www.sec.gov.

FPB Bancorp, Inc.

March 10, 2006

FPB BANCORP, INC. ● PROXY STATEMENT

1301 Southeast Port St. Lucie Boulevard ● Port St. Lucie, Florida 34952

REVOCABLE PROXY

FPB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the members of the Board of Directors of FPB Bancorp, Inc. (“FPB”), with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of FPB which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn, located at 10120 South Federal Highway, Port St. Lucie, Florida 34952, on April 26, 2006, at 5:30 p.m., and at any and all adjournments thereof.

The undersigned shareholder of FPB may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of FPB, a written notice of revocation, by delivering to FPB a duly executed Proxy bearing a later date, or by attending this Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: The election of three Class I directors, each for a three-year term;	FOR ☐	AGAINST ALL ☐	To withhold authority for any nominee, cross through his name:

John R. Baker, Sr.

Donald J. Cuozzo

Paul A. Zinter

PROPOSAL II: The ratification of the selection of Hacker, Johnson & Smith, P.A. as the independent auditors for FPB for 2006; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL III: The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposals I or II.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Annual Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from FPB, prior to the execution of the Proxy, a Notice of the Annual Meeting and a Proxy Statement dated March 10, 2006.

No. of Common Shares Voting:	Signature: _______________________________________

Signature if held jointly: _____________________________
ADDRESS LABEL

Date: ____________________________________________

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.